UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 24, 2020

Date of Report (Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

_____________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GRIF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 24, 2020, Griffin Industrial Realty, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with CM Change Industrial LP (the “Purchaser”), an investment entity managed by Cambiar Management LLC. Pursuant to the Securities Purchase Agreement, the Company (i) sold 504,590 shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), and (ii) issued a warrant (the “Warrant”) to acquire 504,590 additional shares of Common Stock (subject to adjustment as set forth therein) at an exercise price of $60.00 (the “Exercise Price”) (as exercised, collectively, the “Warrant Shares” and, together with the Common Shares, the “Purchased Securities”). The Purchaser paid $50.00 per Common Share for each Common Share and $4.00 per Warrant Share for the Warrant for an aggregate purchase price of $27,247,860.00. The closing of the purchase and sale occurred simultaneously with signing the Securities Purchase Agreement on August 24, 2020.

The Company expects to use the net proceeds from the sale of the Purchased Securities for working capital and general corporate purposes, including for acquisitions and developments of industrial/warehouse properties. The offer and sale of the shares of Common Stock and the issuance of the Warrant are being made in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, as a transaction by an issuer not involving a public offering.

The Securities Purchase Agreement contains customary representations, warranties, covenants and indemnities of the Company and the Purchaser.

Purchaser Director and Nominees

Pursuant to the terms of the Securities Purchase Agreement, for so long as the Purchaser owns shares of Common Stock constituting more than 4.9% of the Common Stock issued and outstanding, the Purchaser will have the right to designate one member (the “Purchaser Nominee”) to the Board of Directors (the “Board”) of the Company (provided that such Purchaser Nominee must qualify as an independent director under the listing standards of The Nasdaq Stock Market LLC (the “Nasdaq Rules”), as determined by the Board in its business judgment) and such Purchaser Nominee shall be nominated by the Board for re-election as a director at each subsequent meeting of the Company’s stockholders.

Standstill

Subject to certain customary exceptions set forth in the Securities Purchase Agreement, the Purchaser and its affiliates are prohibited from, among other things, (i) acquiring securities or assets of the Company, (ii) effecting a tender offer, merger, acquisition, business combination, exchange offer, recapitalization, restructuring, liquidation, dissolution or similar transaction of the Company, (iii) making or participating in any proxy solicitation relating to the election of directors that has not been approved by the independent directors of the Company and (iv) seeking to control or influence the management or policies of the Company, in each case, until the later of (x) twenty-four months following the date of the Securities Purchase Agreement and (y) such time as the Purchaser is no longer entitled to nominate a Purchaser Nominee.

Restrictions on Transfer

Until the one-year anniversary of the date of the Securities Purchase Agreement, the Purchaser may not transfer any of the Common Shares without the prior written consent of the Company.

REIT-Related Covenants

Pursuant to the terms of the Securities Purchase Agreement, the Purchaser agreed to certain covenants related to the Company’s plan to convert to a real estate investment trust.

Hedging Transactions

So long as the Purchaser has the right to designate a Purchaser Nominee, the Purchaser may not enter into any Hedging Transactions (as such term is defined in the Securities Purchase Agreement) to the extent directors of the Company are prohibited from entering into such Hedging Transactions pursuant to a policy applicable to all directors of the Company.

Pre-emptive Rights

If, after the date of the Securities Purchase Agreement, the Company intends to issue new equity securities for cash to any person and the Purchaser owns shares of Common Stock constituting more than 4.9% of the Common Stock issued and outstanding, then the Purchaser has the right to participate in such equity offering, subject to certain exceptions, including, without limitation, equity securities issued in connection with an at-the-market offering program or any firm commitment underwritten offering, as set forth in the Securities Purchase Agreement.

Warrant

The Warrant is exercisable from the date of issuance and has a term of three years. The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant is subject to appropriate adjustments in the event of certain stock dividends, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. Upon a Fundamental Transaction (as defined in the Warrant) in which the consideration consists solely of cash, solely of marketable securities or a combination thereof, the remaining unexercised portion of the Warrant will automatically be deemed to be exercised or the Warrant will be terminated, depending on whether the purchase price per share of one share of Common Stock in such fundamental transaction is greater or less than the Exercise Price. In addition, if such Fundamental Transaction occurs prior to the one-year anniversary of the date of the Warrant, and the price per share of one share of Common Stock in such Fundamental Transaction is less than the Exercise Price, or if it is greater than the Exercise Price but less than the purchase price paid by the holder per Warrant Share, then the holder will be entitled to receive up to an amount equal to the purchase price paid by the holder per Warrant Share in respect of any unexercised portion of the Warrant.

The holder will not be entitled to exercise any portion of the Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of the Warrant (together with its affiliates) to exceed 9.90% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrant. However, the holder may increase or decrease such percentage to any other percentage not in excess of 19.90% upon at least 61 days’ prior notice from the holder to the Company, subject to the terms of the Warrant.

Registration Rights Agreement

On August 24, 2020, the Company and the Purchaser also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Company granted the Purchaser certain registration rights. Under the Registration Rights Agreement, the Company is required to use its commercially reasonable efforts to cause the registration of the Common Shares and the Warrant Shares.

Contingent Value Rights Agreement

On August 24, 2020, the Company and the Purchaser also entered into a Contingent Value Rights Agreement (the “Contingent Value Rights Agreement”), pursuant to which the Purchaser is entitled to a one-time cash payment in the event the Company’s volume weighted average share price per share of Common Stock for the thirty trading day period ending at the date of the one-year anniversary of the date of the Securities Purchase Agreement (the “30-Day VWAP”) is less than the purchase price paid by the Purchaser in respect of each Common Share (the “Common Shares Purchase Price”), subject to adjustment as described therein. If the 30-Day VWAP is less than the Common Share Purchase Price, the Purchaser is entitled to a one-time cash payment per contingent value right calculated on a linear basis relative to the difference between the 30-Day VWAP and the Common Share Purchase Price. Such payment will in no event exceed an amount equal to 10% of the Common Share Purchase Price.

Gordon DuGan, Chairman of the Board of Directors of the Company, is an investor in an investment fund that is managed or advised by affiliates of Cambiar Management LLC. No such investment fund in which Mr. DuGan is an investor participated in the transactions described herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2020, in accordance with the terms of the Securities Purchase Agreement, the Company increased the size of the Board of Directors from nine to ten members and appointed Ardevan Yaghoubi, the initial Purchaser Nominee under the Securities Purchase Agreement, to serve as a director, effective immediately, with a term to expire at the Company’s 2021 annual meeting of stockholders and until his successor is duly elected and qualified. The Board has determined that Mr. Yaghoubi qualifies as an independent director, as defined under Nasdaq Rules, and Mr. Yaghoubi is not expected to serve on any Board committees.

Mr. Yaghoubi has served as a Principal at Cambiar Management LLC, a New York-based investment advisor, since February 2020. Previously, he was the founder of Heathcote Capital Partners, an opportunistic real estate investment firm and a Vice President at Trise Development, a privately-owned real estate development firm. He currently serves on the board of directors of Quinn Residences, a private single-family rental company active in the Southeast U.S. Mr. Yaghoubi holds an A.B. with Honors from the University of Chicago, a Master of Studies from Oxford University, and was a Fulbright Scholar.

Additionally, in accordance with the terms of the Securities Purchase Agreement, Mr. Yaghoubi, as the Purchaser Nominee and an employee of an affiliate of the Purchaser, will not receive any compensation, other than the customary reimbursement of expenses as applicable to all other Company directors in connection with serving on the Board.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Warrant to Purchase Common Stock, dated August 24, 2020.
10.1	Securities Purchase Agreement, dated August 24, 2020, by and between Griffin Industrial Realty, Inc. and CM Change Industrial LP.
10.2	Registration Rights Agreement, dated August 24, 2020, by and between Griffin Industrial Realty, Inc. and CM Change Industrial LP.
10.3	Contingent Value Rights Agreement, dated August 24, 2020, by and between Griffin Industrial Realty, Inc. and CM Change Industrial LP.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include the Company’s beliefs and expectations regarding future events or conditions including, without limitation, statements regarding the Company’s expected use of the net proceeds from the sale of the Purchased Securities, future industrial acquisitions and developments, and the Company’s planned conversion to a real estate investment trust. Although the Company believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by the Company as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of the Company and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in the Company’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2019 and the “Risk Factors” section in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2020, as filed with the SEC, which are available at www.sec.gov. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: August 28, 2020